EXHIBIT 99.1

3D Systems Acquires Laser Reproductions Further Expanding Its Quickparts Network

  Expands footprint of Quickparts on-demand manufacturing services platform to drive accelerated adoption of 3DS' comprehensive design-to-manufacturing solutions
  Provides 3DS with significant advanced manufacturing service bureau capabilities, knowhow and strong regional customer relationships
  Transaction expected to be immediately accretive to cash generation and contribute to non-GAAP earnings per share within the first 12 months

ROCK HILL, S.C., Aug. 6, 2014 (GLOBE NEWSWIRE) -- 3D Systems (NYSE:DDD) announced today that it has acquired Laser Reproductions, an expert provider of advanced manufacturing product development and engineering services, further extending its Quickparts operations in the United States. Details of the transaction were not disclosed.

Headquartered in Columbus, Ohio, Laser Reproductions brings to 3DS three decades of advanced manufacturing service bureau experience with substantial production capabilities that are rooted in regional infrastructure and supported by long-term, key relationships with regional blue chip companies. The transaction is expected to be immediately accretive to 3DS' cash generation and to contribute to its non-GAAP earnings per share within the first 12 months.

"Laser Reproductions has a wealth of experience and bench strength that is highly complementary to our Quickparts offering," said Ziad Abou, Vice President and General Manager, Quickparts for 3DS. "This acquisition further enhances our on-demand, quick-turn cloud manufacturing services and drives accelerated adoption of our solutions through meaningful new customer relationships. We are delighted to add such powerful regional capabilities to our growing North American footprint."

"3D Systems is the recognized leader in advanced manufacturing and has an exceptional track record in providing the highest quality parts services globally," said Paul Bordner, President of Laser Reproductions. "Having relied on 3D Systems' hardware, software and devices for years, we couldn't be more excited to join the 3DS team and be in a position to provide unrivaled parts services to our customers long into the future."

The company welcomes the entire Laser Reproductions team under the continued leadership of Paul Bordner and plans to immediately integrate it into its expanding Quickparts operations.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as "believes," "belief," "expects," "estimates," "intends," "anticipates" or "plans" to be uncertain and forward-looking. Forward-looking statements may include comments as to the company's beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company, including whether the acquisition of Laser Reproductions will be immediately accretive to cash generation or contribute to non-GAAP earnings per share. The factors described under the headings "Forward-Looking Statements," "Cautionary Statements and Risk Factors," and "Risk Factors" in the company's periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.

About 3D Systems

3D Systems is pioneering 3D printing for everyone. 3DS provides the most advanced and comprehensive 3D design-to-manufacturing solutions including 3D printers, print materials and cloud sourced custom parts. Its powerful digital thread empowers professionals and consumers everywhere to bring their ideas to life in material choices including plastics, metals, ceramics and edibles. 3DS leading 3D healthcare solutions include end-to-end simulation, training, planning and delivery of personalized surgical procedures and 3D printed medical and dental devices. Its democratized 3D design and inspection products embody the latest perceptual, capture and touch technology. Its products and services replace and complement traditional methods with improved results and reduced time to outcomes. These solutions are used to rapidly design, create, communicate, plan, guide, prototype or produce functional parts, devices and assemblies, empowering customers to manufacture the future.

Leadership Through Innovation and Technology

  3DS invented 3D printing with its Stereolithography (SLA) printer and was the first to commercialize it in 1989.
  3DS invented Selective Laser Sintering (SLS) printing and was the first to commercialize it in 1992.
  3DS invented the Color-Jet-Printing (CJP) class of 3D printers and was the first to commercialize 3D powder-based systems in 1994.
  3DS invented Multi-Jet-Printing (MJP) printers and was the first to commercialize it in 1996.
  3DS Medical Modeling pioneered virtual surgical planning (VSP) and its services are world-leading, helping many thousands of patients on an annual basis.

Today its comprehensive range of 3D printers is the industry's benchmark for production-grade manufacturing in aerospace, automotive, patient specific medical device and a variety of consumer, electronic and fashion accessories.

More information on the company is available at www.3DSystems.com.

About Laser Reproductions

Laser Reproductions is a leading provider of rapid prototyping, manufacturing, product development and stereolithography services to industrial design firms, original equipment manufacturers, inventors and architects.

By combining today's leading processes, a vast production capacity and deep expertise in design engineering, they deliver innovative solutions that rapidly bring ideas to life.

Laser Reproductions' full-service capabilities include today's leading Rapid Prototyping processes and Tooling and Manufacturing services.

With corporate headquarters located in Columbus, Ohio, Laser Reproductions is centrally located to serve companies throughout the United States.

More information is available on the company at www.laserrepro.com.

CONTACT: Investor Contact:
         Stacey Witten
         Email: Stacey.Witten@3dsystems.com

         Media Contact:
         Alyssa Reichental
         Email: Press@3dsystems.com